Exhibit 4.1

RIGHTS AGREEMENT

between

Manning & Napier, Inc.

and

American Stock Transfer & Trust Company, LLC

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TABLE OF CONTENTS

(continued)

		Page

Section 29	Successors	33

Section 30	Determinations and Actions by the Board	33

Section 31	Benefits of this Agreement	33

Section 32	Severability	34

Section 33	Governing Law	34

Section 34	Counterparts; Effectiveness	34

Section 35	Descriptive Headings	34

Section 36	Force Majeure	34

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RIGHTS AGREEMENT

THIS RIGHTS AGREEMENT (the “Agreement”) is made as of April 14, 2020, between MANNING & NAPIER, INC., a Delaware corporation with offices at 290 Woodcliff Drive, Fairport, New York, 14450 (the “Corporation”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company with offices at 6201 15th Avenue, Brooklyn, New York 11219 (the “Rights Agent”).

WHEREAS, the independent directors of the Board of Directors of the Corporation (the “Board”) have authorized and declared a dividend distribution of one common share purchase right (each, a “Right”) for each outstanding share of the Common Stock (as defined in Section 1) outstanding at the Close of Business on April 24, 2020 (the “Record Date”) and have further authorized the issuance of one Right in respect of each share of Common Stock issued between the Record Date and the earlier of the Distribution Date, the Redemption Date or the Final Expiration Date (as such terms are hereinafter defined), and under certain other circumstances, each Right representing the right to purchase one share of Common Stock upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

Section 1    Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a)    “Acquiring Person” shall mean:

(i)    any Person who or which, together with all Affiliates and Associates of such Person and any other Person Acting Jointly or in Concert with such Person, becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock of the Corporation then outstanding or who was such a Beneficial Owner at any time on or after the date hereof, whether or not such Person continues to be the Beneficial Owner of fifteen percent (15%) or more of the outstanding shares of Common Stock. Notwithstanding the foregoing, in no event shall a Person who or which, together with all Affiliates and Associates of such Person and any other Person Acting Jointly or in Concert with such Person, is the Beneficial Owner of less than fifteen percent (15%) of the outstanding shares of Common Stock become an Acquiring Person solely as a result of a reduction of the number of shares of outstanding Common Stock of the Corporation, including repurchases of outstanding shares of Common Stock by the Corporation, which reduction increases the percentage of outstanding shares of Common Stock Beneficially Owned (as such term is hereinafter defined) by such Person; provided, however, that any subsequent increase in the amount of Common Stock Beneficially Owned by such Person, together with all Affiliates and Associates of such Person and any other Person acting Jointly or in Concert with such Person, without the prior written approval of the Board shall cause such Person to be an Acquiring Person (unless, measured at such time, such Person would not be an Acquiring Person);

(ii)    the term Acquiring Person shall not mean:

(A)    the Corporation;

(B)    any Subsidiary of the Corporation;

(C)    any employee benefit plan or compensation plan of the Corporation or any of its Subsidiaries;

(D)    any entity holding securities of the Corporation organized, appointed or established by the Corporation or any of its Subsidiaries for or pursuant to the terms of any employee benefit plan or compensation plan of the Corporation or any of its Subsidiaries; or

(E)    any underwriter acting in good faith in a firm commitment underwriting of an offering of the Corporation’s securities pursuant to arrangements with the Corporation that have been approved by the Board; provided, however, the exception provided by this clause (E) will no longer be available in the event that any such underwriter is otherwise an Acquiring Person on or after the date which is forty (40) days after the date of initial acquisition of the Corporation’s securities by such underwriter in connection with such offering; and

(iii)    if the Board determines in good faith that:

(A)    a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a), has become such inadvertently (including, without limitation, because (x) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (y) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be or to have become an “Acquiring Person” as a result of such inadvertent acquisition; or

(B)    if a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this section, has become such as a result of an acquisition of Beneficial Ownership of shares of Common Stock that the Board in its sole discretion determines in good faith, prior to the Distribution Date that would otherwise occur as a result of such acquisition, that the Person will not effect a takeover of the Corporation, then such Person shall not be deemed to be or to have become an “Acquiring Person” as a result of such acquisition; unless and until such time as such Person thereafter acquires Beneficial Ownership of an additional one percent (1%) of the Corporation’s Common Stock (other than pursuant to a dividend or distribution paid or made by the Corporation on the outstanding Common Stock or a split or subdivision of the outstanding Common Stock), unless, upon becoming the Beneficial Owner of such additional shares of Common Stock, such Person is not then the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding or the Board determines otherwise in its discretion. The Board will provide such Person and the Rights Agent with written notice of its determination.

(b)    “Acting Jointly or in Concert” shall mean for purposes of this Agreement, a Person who is a party to any agreement, commitment or understanding, whether definitive or not, whether formal or informal, whether enforceable or unenforceable and whether or not in writing, with the first mentioned Person for the purpose of acquiring or offering to acquire Common Stock (other than customary agreements with and between underwriters and/or banking group and/or selling group members with respect to a distribution of securities pursuant to a prospectus or by way of private placement and other than pursuant to pledges of securities in the ordinary course of business).

(c)    “Affiliate” and “Associate”, when used with reference to any Person or the Corporation, shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

(d)    “Agreement” shall have the meaning set forth in the recitals.

(e)    A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “Beneficially Own” any securities:

(i)    which such Person or any of such Person’s Affiliates or Associates is deemed to beneficially own (within the meaning of Rule 13d-3 of the General Rules and Regulations under the Exchange Act as in effect on the date hereof);

(ii)    which such Person or any of such Person’s Affiliates or Associates has, directly or indirectly:

(A)    the right or the obligation to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (written or oral), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed under this clause (A) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or cease to be subject to withdrawal by the tendering security holder; or

(B)    the right to vote or dispose of, including pursuant to any agreement, arrangement or understanding (written or oral); provided, however, that a Person shall not be deemed under this clause (B) to be the Beneficial Owner of, or to beneficially own, or to have Beneficial Ownership of, any security if (x) the agreement, arrangement or understanding (written or oral) to vote such security arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made generally to all holders of Common Stock of the Corporation pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (y) the beneficial ownership of such security is not also then reportable on Schedule 13D or 13G under the Exchange Act (or any comparable or successor report); or

(iii)    which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates have otherwise formed a group, for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (B) of subparagraph (ii) of this paragraph (e)) or disposing of any securities of the Corporation;

(iv)    that are the subject of a derivative transaction entered into by such Person or any of such Person’s Affiliates or Associates, including, for these purposes, any derivative security acquired by such Person or any of such Person’s Affiliates or Associates that gives such Person or any of such Person’s Affiliates or Associates the economic equivalent of ownership of an amount of securities due to the fact that the value of the derivative security is explicitly determined by reference to the price or value of such securities, or that provides such Person or any of such Person’s Affiliates or Associates an opportunity, directly or indirectly, to profit or to share in any profit derived from any change in the value of such securities, in any case without regard to whether (A) such derivative security conveys any voting rights in such securities to such Person or any of such Person’s Affiliates or Associates; (B) the derivative security is required to be, or capable of being, settled through delivery of such securities; or (C) such Person or any of such Person’s Affiliates or Associates may have entered into other transactions that hedge the economic effect of such derivative security. In determining the number of shares of Common Stock that are Beneficially Owned by virtue of the operation of this Section 1(e)(iv), the subject Person will be deemed to Beneficially Own (without duplication) the notional or other number of shares of Common Stock that, pursuant to the documentation evidencing the derivative security, may be acquired upon the exercise or settlement of the applicable security or as the basis upon which the value or settlement amount of such security, or the opportunity of the holder of such derivative security to profit or share in any profit, is to be calculated, in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in such documentation or otherwise) as determined by the Board in good faith to be the number of shares of Common Stock to which the derivative security relates; or

(v)    which are Beneficially Owned within the meaning of paragraphs (i) through (iv) of this definition by any other Person with which such Person is Acting Jointly or in Concert.

(f)    “Board” shall have the meaning in the recitals.

(g)    “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are obligated by law or executive order to close.

(h)    “Close of Business” on any given date shall mean 5:00 p.m., Eastern Time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 p.m., Eastern Time, on the next succeeding Business Day.

(i)    “Common Stock” when used with reference to the Corporation shall mean the shares of Class A Common Stock, par value $0.01 per share, of the Corporation. “Common Stock” when used with reference to any Person other than the Corporation shall mean (i) in the case of Persons organized in corporate form, the capital stock with the greatest voting power of such Person or, if such other Person is a Subsidiary of another Person, the capital stock with the greatest voting power of the Person or Persons that ultimately control or direct the management of such first-mentioned Person, and (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

(j)    “Corporation” shall have the meaning set forth in the Recitals.

(k)    “Distribution Date” shall have the meaning set forth in Section 3(c) hereof.

(l)    “Equivalent Common Stock” shall have the meaning set forth in Section 11(b).

(m)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n)    “Exchange Ratio” shall have the meaning set forth in Section 24(a) hereof.

(o)    “Exempt Transaction” shall mean any transaction that the Board, in its sole discretion, has declared exempt pursuant to Section 27 hereof, which determination will be irrevocable with respect to such transaction.

(p)    “Exemption Request” shall have the meaning set forth in Section 27 hereof.

(q)    “Final Expiration Date” shall have the meaning set forth in Section 7(a) hereof.

(r)    “Person” shall mean any individual, firm, corporation, partnership, limited liability company, joint venture, trust, association, unincorporated organization or other entity, and shall include any successor (by merger or otherwise) of such entity.

(s)    “Post Transferee” shall have the meaning set forth in Section 7(e) hereof.

(t)    “Principal Party” shall have the meaning set forth in Section 13(b) hereof.

(u)    “Prior Transferee” shall have the meaning set forth in Section 7(e) hereof.

(v)    “Purchase Price” shall have the meaning set forth in Section 7(b) hereof.

(w)    “Record Date” shall have the meaning set forth in the Recitals.

(x)    “Redemption Date” shall have the meaning set forth in Section 7(a) hereof.

(y)    “Redemption Price” shall have the meaning set forth in Section 23(a) hereof.

(z)    “Requesting Person” shall have the meaning set forth in Section 27 hereof.

(aa)    “Rights” shall have the meaning set forth in the Recitals.

(bb)    “Rights Agent” shall have the meaning set forth in the Recitals.

(cc)    “Right Certificate” shall have the meaning set forth in Section 3 hereof.

(dd)    “SEC” shall mean the Securities and Exchange Commission.

(ee)    “Section 13 Event” shall mean any event described in clauses (i), (ii) or (iii) of Section 13(a) hereof.

(ff)    “Securities Act” shall mean the Securities Act of 1933, as amended.

(gg)    “Stock Acquisition Date” shall mean the first date of public announcement (which, for purposes of this definition, will include, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) by the Corporation or an Acquiring Person that an Acquiring Person has become such.

(hh)    “Subsidiary” of any Person shall mean any corporation or other Person of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

(ii)    “Summary of Rights” shall have the meaning set forth in Section 3(d) hereof.

(jj)    “Trading Day” shall mean a day on which the principal national securities exchange on which the security is listed or admitted to trading is open for the transaction of business or, if the security is not listed or admitted to trading on any national securities exchange, a Business Day.

Section 2    Appointment of Rights Agent. The Corporation hereby appoints the Rights Agent to act as agent for the Corporation in accordance with the express terms and conditions hereof (and no implied terms or conditions), and the Rights Agent hereby accepts such appointment. The Corporation may from time to time appoint such co-rights agents as it may deem necessary or desirable, upon written notice to the Rights Agent. The respective duties of the Rights Agent and any co-rights agents shall be as the Corporation may determine in its sole discretion, provided that such duties and determination are consistent with the terms and provisions of this Agreement and the Corporation will provide written notice thereof to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-rights agents.

Section 3    Issue of Right Certificates.

(a)    From the date hereof until the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of Section 3(d) hereof) by the certificates for Common Stock registered in the names of the holders thereof, or, in the case of Common Stock held in uncertificated form, by the transaction statement or other record of ownership of such Common Stock, and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Stock. As soon as practicable after the Distribution Date, the Corporation will prepare and execute, the Rights Agent will countersign, and the Corporation will send or cause to be sent (and the Rights Agent will, if requested and provided with all necessary information and documents, at the Corporation’s expense, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Corporation or the transfer agent or registrar for the Common Stock, a right certificate, in substantially the form of Exhibit A hereto (a “Right Certificate”), evidencing one Right (subject to adjustment) for each share of Common Stock so held. As of and after the Distribution Date, the Rights will be evidenced solely by such Right Certificates and the Rights shall be transferable only separately from the transfer of Common Stock; provided, however, that notwithstanding anything to the contrary herein, the Corporation may choose to use book entry in lieu of physical certificates, in which case “Rights Certificate” shall be deemed to mean the uncertificated book entry representing the related Right. The Corporation will, as promptly as practicable, notify the Rights Agent of the occurrence of the Distribution Date and, if such notification is given orally, the Corporation shall confirm the same in writing on or prior to the Business Day next following.

(b)    No Right Certificate shall be issued pursuant to Section 3 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate, Affiliate or any other Person Acting Jointly or in Concert with such Person thereof, whose Rights will be null and void; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate, Affiliate or any other Person Acting Jointly or in Concert with such Person thereof or to any Post Transferee or Prior Transferee whose Rights would be null and void pursuant to Section 7(e). Where a Right Certificate is delivered to the Rights Agent for transfer to an Acquiring Person or an Associate, Affiliate or Person Acting Jointly or in Concert with such Person thereof, and the Rights Agent has received written notice from the Corporation that the transferee is an Acquiring Person or an Associate, Affiliate or Person Acting Jointly or in Concert with such Person thereof, such Right Certificate shall be canceled. The Rights Agent shall have no liability for canceling Right Certificates so delivered for transfer.

(c)    For purposes of the foregoing, the “Distribution Date” shall be the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Stock Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date as may be determined by the Board in its sole discretion) after the date of the commencement by any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or of any Subsidiary of the Corporation or any entity holding Common Stock for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any such Person to commence, a tender or exchange offer, the consummation of which would result in any Person becoming the Beneficial Owner of Common Stock of the Corporation aggregating fifteen percent (15%) or more of the then outstanding Common Stock (including any such date that is after the date of this Agreement and prior to the issuance of the Rights).

(d)    On the Record Date, or as soon as practicable thereafter, the Corporation will send a copy of a Summary of Rights to Purchase Common Stock, in substantially the form of Exhibit B hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Corporation or the transfer agent or registrar for the Common Stock. With respect to certificates for Common Stock outstanding as of the Record Date, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, (i) in the case of certificated shares, (A) the Rights shall be evidenced by such certificates registered in the names of the holders thereof together with a copy of the Summary of Rights and (B) the surrender for transfer of any such certificate, even without a copy of the Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Stock represented thereby, and (ii) in the case of Common Stock held in uncertificated form, (A) the Rights associated with the Common Stock shall be evidenced by the balances indicated in the book-entry account system of the transfer agent for such Common Stock and the registered holders of the Common Stock shall also be the registered holders of the associated Rights and (B) the transfer of any shares of Common Stock in the book-entry account system of the transfer agent for such Common Stock shall also constitute the transfer of the Rights associated with such shares of Common Stock.

(e)    In the case of certificated shares of Common Stock issued after the Record Date (including upon transfer or exchange of outstanding shares of Common Stock) but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Corporation shall cause them to bear a legend in substantially the following form:

THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN MANNING & NAPIER, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT, DATED AS OF APRIL 14, 2020, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH (INCLUDING RESTRICTIONS ON THE TRANSFER OF SUCH RIGHTS) ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MANNING & NAPIER, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY THIS CERTIFICATE. MANNING & NAPIER, INC. WILL MAIL TO THE HOLDER OF THIS CERTIFICATE A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS

DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF SHALL BECOME NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(e), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Agreement shall affect the enforceability of any part of this Agreement or the rights of any holder of Rights (so long as the rights, duties or responsibilities of the Rights Agent are not affected).

(f)    In the case of shares of Common Stock held in uncertificated form after the Record Date, the Corporation shall cause the confirmation and account statements sent to holders of Common Stock in book-entry form (including upon transfer or exchange of outstanding Common Stock) prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date to bear a legend in substantially the following form:

EACH SHARE OF CLASS A COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF MANNING & NAPIER, INC. ENTITLES THE HOLDER HEREOF TO CERTAIN RIGHTS AS SET FORTH IN A RIGHTS AGREEMENT BETWEEN MANNING & NAPIER, INC. AND AMERICAN STOCK TRANSFER & TRUST, LLC, AS RIGHTS AGENT, DATED AS OF APRIL 14, 2020, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, (THE “RIGHTS AGREEMENT”), THE TERMS OF WHICH (INCLUDING RESTRICTIONS ON THE TRANSFER OF SUCH RIGHTS) ARE HEREBY INCORPORATED HEREIN BY REFERENCE AND A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF MANNING & NAPIER, INC. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, SUCH RIGHTS WILL BE EVIDENCED BY SEPARATE CERTIFICATES AND WILL NO LONGER BE EVIDENCED BY SHARES TO WHICH THIS STATEMENT RELATES. MANNING & NAPIER, INC. WILL MAIL TO THE HOLDER OF SHARES TO WHICH THIS STATEMENT RELATES A COPY OF THE RIGHTS AGREEMENT WITHOUT CHARGE AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR. AS DESCRIBED IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY ANY PERSON WHO IS OR BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF SHALL BECOME NULL AND VOID AND NONTRANSFERABLE.

Notwithstanding this Section 3(f), neither the omission of a legend nor the inclusion of a legend that makes reference to a rights agreement other than the Agreement will affect the enforceability of any part of this Agreement or the rights of any holder of Rights (so long as the rights, duties or responsibilities of the Rights Agent are not affected).

Section 4    Form of Right Certificates. The Right Certificates (and the form of election to purchase Common Stock and the form of assignment printed on the reverse thereof) shall be substantially in the form of Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Corporation may deem appropriate (but which do not materially and adversely affect the rights, duties, liabilities or responsibilities of the Rights Agent) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any national stock exchange or automated quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 7, Section 11 and Section 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at the Purchase Price as determined pursuant to Section 7, but the number and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

Section 5    Countersignature and Registration.

(a)    The Right Certificates shall be executed on behalf of the Corporation by its Chief Executive Officer and its Chief Financial Officer, either manually or by electronic signature, and shall be attested by the Corporate Secretary of the Corporation, either manually or by electronic signature. The Right Certificates shall be countersigned and dated by an authorized signatory of the Rights Agent either manually or by electronic signature and shall not be valid for any purpose unless countersigned. In case any officer of the Corporation who shall have signed any of the Right Certificates shall cease to be such officer of the Corporation before countersignature by the Rights Agent and issuance and delivery by the Corporation, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Corporation with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Corporation; and any Right Certificate may be signed on behalf of the Corporation by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Corporation to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.

(b)    Following the Distribution Date, receipt by the Rights Agent of notice to that effect and all other relevant information and documents referred to in Section 3, the Rights Agent will keep or cause to be kept, at its designated office for such purpose, pursuant to Section 26, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6    Transfer, Split Up, Combination And Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a)    Subject to the provisions of Section 11, Section 14 and Section 24 hereof, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become null and void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates representing, in the aggregate, the same number of Rights as the Right Certificate or Right Certificates surrendered then represented. The Right Certificates are transferable only on the registry books of the Rights Agent. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the designated office of the Rights Agent, pursuant to Section 26, along with a signature guarantee and such other and further documentation as the Corporation or the Rights Agent may require. Neither the Rights Agent nor the Corporation shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate or Right Certificates until the registered holder shall have (i) properly completed and duly executed the certificate contained in the form of assignment set forth on the reverse side of such Right Certificate, (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates or any other Person Acting Jointly or in Concert with such Person thereof as the Corporation or the Rights Agent shall reasonably request and (iii) paid a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. Thereupon the Rights Agent shall, subject to Section 11, Section 14 and Section 24 hereof, countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested, registered in such name or names as may be designated by the surrendering registered holder. The Corporation may require payment of a sum sufficient to cover any tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates. The Rights Agent shall promptly forward any such sum collected by it to the Corporation or to such Persons as the Corporation shall specify by written notice. The Rights Agent shall have no duty or obligation under any Section of this Agreement that requires the payment of taxes or charges unless and until it is satisfied that all such taxes and/or charges have been paid in full.

(b)    Upon receipt by the Corporation and the Rights Agent of evidence satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and, at the Corporation’s or the Rights Agent’s request, reimbursement to the Corporation and the Rights Agent of all expenses incidental thereto, and upon surrender to the Rights Agent of the Right Certificate and a signature guarantee and such other and further documentation as the Rights Agent may require and cancellation of the Right Certificate if mutilated, the Corporation shall make and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

(c)    Notwithstanding any other provision hereof, the Corporation and the Rights Agent, subject to Section 28, may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7    Exercise of Rights; Purchase Price; Final Expiration Date.

(a)    The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the designated office of the Rights Agent, pursuant to Section 26, together with payment of the Purchase Price for each one (1) share of Common Stock as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on April 14, 2023 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) one year from the date of this Agreement if approval of this Agreement by the Corporation’s stockholders has not been received prior to such time, or (iv) the time at which such Rights are exchanged as provided in Section 24 hereof. From such time as the Rights are no longer exercisable hereunder, the Rights Agent shall have no further duties, obligations or liabilities hereunder except as expressly stated herein.

(b)    The “Purchase Price” shall initially be twelve dollars ($12.00) for each one (1) share of Common Stock to be acquired upon the exercise of a Right, shall be subject to adjustment from time to time as provided in Section 11 and Section 13 hereof and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c)    Subject to the other provisions of this Agreement (including Section 7(e)), upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase properly completed and duly executed, accompanied by payment of the Purchase Price for the shares to be purchased and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by cash or by certified check, cashier’s check or money order payable to the order of the Corporation, the Rights Agent shall thereupon promptly (i) (A) requisition from any transfer agent of the Common Stock (or make available if the Rights Agent is the transfer agent) certificates for the number of shares of Common Stock to be purchased, and the Corporation hereby irrevocably authorizes each such transfer agent to comply with all such requests, or (B) if the Corporation has elected to deposit the Common Stock with a depositary agent under a depository arrangement and provides notice of such election to the Rights Agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent), and the Corporation hereby directs each such depositary agent to comply with all such requests, (ii) when necessary to comply with this Agreement, requisition from the Corporation the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Corporation elects to issue securities of the Corporation other than Common Stock of the Corporation pursuant to Section 11 hereof, the Corporation shall make all arrangements necessary so that such other securities are available for distribution by the Rights Agent, if and when necessary to comply with this Agreement.

(d)    In case the registered holder of any Right Certificate shall exercise fewer than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to the duly authorized assigns of such holder, subject to the provisions of Section 14 hereof.

(e)    Notwithstanding anything in this Agreement to the contrary, any Rights that are at any time beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person Acting Jointly or in Concert with an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person or any other Person Acting Jointly or in Concert with an Acquiring Person) who becomes a transferee after the Acquiring Person becomes such (in each case, a “Post Transferee”), (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of such Acquiring Person or any other Person Acting Jointly or in Concert with an Acquiring Person) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Affiliate or Associate or any other Person Acting Jointly or in Concert with such Acquiring Person) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or such Affiliate or Associate or any other Person Acting Jointly or in Concert with such Acquiring Person) has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e) (in each case, a “Prior Transferee”), or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees, will become null and void without any further action and no holder of such Rights will have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Corporation will use all reasonable efforts to ensure that the provisions of this Section 7(e) are complied with, but will have no liability to any holder of any Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliate or Associate or any other Person Acting Jointly or in Concert with an Acquiring Person, or any transferee thereof, hereunder.

(f)    Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Corporation will be obligated to undertake any action with respect to a registered holder of any Right Certificates upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, (ii) tendered the Purchase Price (and an amount equal to any applicable tax or charge required to be paid by the holder of such Right Certificate) to the Corporation in the manner set forth in this Agreement, and (iii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates or any other Person Acting Jointly or in Concert thereof as the Corporation or the Rights Agent shall reasonably request.

Section 8    Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Corporation or to any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if delivered or surrendered to the Rights Agent, will be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Corporation shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Corporation otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Corporation, or shall, at the written request of the Corporation, destroy such canceled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Corporation.

Section 9    Reservation and Availability of Capital Stock.

(a)    The Corporation covenants and agrees that it will take all such action as may be necessary to ensure that all Common Stock delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Common Stock (subject to payment of the Purchase Price) and/or other securities, be duly authorized, validly issued and fully paid and nonassessable shares.

(b)    The Corporation further covenants and agrees that it shall pay when due and payable any and all taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Common Stock upon the exercise of the Right Certificates. The Corporation shall not, however, be required to pay any tax or charge which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Common Stock in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for transfer, delivery or exercise or to issue or to deliver any certificates or depositary receipts for Common Stock upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Right Certificates at the time of surrender) or until it has been established to the Corporation’s or the Rights Agent’s satisfaction that no such tax or charge is due.

Section 10    Common Stock Record Date. Each Person in whose name any certificate for Common Stock is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered with the forms of election and certification properly completed and duly executed and payment of the Purchase Price (and any applicable taxes or charges) was duly made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Corporation are closed, such Person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock transfer books of the Corporation are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Common Stock for which the Rights will be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Corporation, except as provided herein.

Section 11    Adjustment of Purchase Price, Number and Kind of Stock or Number of Rights. The Purchase Price, the number of shares of Common Stock or other securities or interests therein covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a)    (i)    In the event the Corporation shall at any time after the date of this Agreement (A) declare a dividend on the Common Stock payable in Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Corporation is the continuing or surviving entity), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock or interests therein issuable on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive the aggregate number and kind of shares of capital stock or interests therein which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Corporation were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock or interests therein of the Corporation issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii) hereof, the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii) hereof.

(ii)    Subject to Section 24 hereof, and except as otherwise provided in this Section 11(a)(ii) and Section 11(a)(i), in the event any Person becomes an Acquiring Person, the Board may, at its option, grant each holder of a Right the right to receive, except as provided in Section 7(e) hereof, upon exercise thereof at a price equal to the then current Purchase Price, in accordance with the terms of this Agreement, such number of shares of Common Stock as will equal the result obtained by dividing (A) the product of the then current Purchase Price multiplied by the then current number of shares of Common Stock for which a Right is exercisable by (B) fifty percent (50%) of the then current per share closing market price of the Corporation’s Common Stock (determined pursuant to Section 11(d) hereof) on the Stock Acquisition Date; provided, however, that the Purchase Price (as adjusted) and the number of shares of Common Stock so purchasable upon exercise of a Right shall, following the occurrence of such event, be subject to further adjustment as appropriate in accordance with this Section 11 hereof.

(iii)    In the event that the number of shares of Common Stock which are authorized by the Corporation’s charter but not outstanding or reserved for issuance for purposes other than upon the exercise in full of the Rights are not sufficient to permit the exercise in full of all of the exercisable Rights in accordance with the foregoing Section 11(a)(ii), the Board may authorize the Corporation (A) to take all such action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights or (B) to the extent permitted by applicable law and any agreements or instruments in effect on the Distribution Date to which the Corporation is a party, upon exercise of the Rights, may pay cash or other securities with a fair market value equal to the value of the shares of Common Stock which otherwise would have been issuable pursuant to Section 11(a)(ii) hereof, which fair market value will be determined by a nationally recognized investment banking firm selected by the Board in its sole discretion.    For purposes of the preceding sentence, the value of the Common Stock shall be determined pursuant to Section 11(d)(i) hereof. As soon as practicable, the Corporation shall provide the Rights Agent with written notice of any election made pursuant to this Section 11(a)(ii).

(b)    In case the Corporation shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Common Stock (or shares having the same rights, privileges and preferences as the Common Stock (“Equivalent Common Stock”)) or securities convertible into Common Stock or Equivalent Common Stock at a price per share of Common Stock or Equivalent Common Stock (or having a conversion price per share, if a security convertible into Common Stock or Equivalent Common Stock) less than the then current per share market price of the Common Stock (as defined in Section 11(d) hereof) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the number of shares of Common Stock outstanding on such record date plus (ii) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock and/or Equivalent Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock and/or Equivalent Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and binding upon the holders of the Rights. Shares of Common Stock or Equivalent Common Stock owned by or held for the account of the Corporation shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(c)    In case the Corporation shall fix a record date for the making of a distribution to all holders of the Common Stock (including any such distribution made in connection with a consolidation or merger in which the Corporation is the continuing or surviving corporation) of evidences of indebtedness or assets (other than a regular quarterly cash dividend or a dividend payable in Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be (i) the then current per share market price (as defined in Section 11(d) hereof) per share of the Common Stock on such record date, less (ii) the fair market value (as determined in good faith by the Board, whose determination shall be described in a written statement filed with the Rights Agent and binding upon the holders of the Rights) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock and the denominator of which shall be such current per share market price (as defined in Section 11(d) hereof) per share of the Common Stock; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

(d)    (i)    Except as otherwise provided herein, for the purpose of any computation hereunder, the “current per share market price” of any security on any date shall be deemed to be the average of the daily closing prices per share of such security for the thirty (30) consecutive Trading Days immediately prior to but not including such date; provided, however, that in the event that the current per share market price of the security is determined during a period following the announcement by the issuer of such security of (A) a dividend or distribution on such security payable in shares of such security or securities convertible into such shares, or (B) any subdivision, combination or reclassification of such security and prior to the expiration of thirty (30) consecutive Trading Days after but not including the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share equivalent of such security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (“NYSE”) or, if the security is not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the security is listed or admitted to trading or, if the security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, or, if on any such date the security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the security selected by the Board. If on any date no such market maker is making a market in the security, the current per share market price of the security on such date shall be as determined in good faith by the Board.

(ii)    For the purpose of any computation hereunder, the “current per share market price” of the Common Stock shall be determined in accordance with the method set forth in Section 11(d)(i) hereof. If the Common Stock is not publicly traded, the “current per share market price” of the Common Stock shall be the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and binding upon the holders of the Common Stock.

(e)    No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments that by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth (1/10,000) share of Common Stock. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction that requires such adjustment or (ii) the Final Expiration Date.

(f)    If as a result of an adjustment made pursuant to Section 11(a) or Section 13 hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Corporation other than Common Stock or interests therein, thereafter the Purchase Price and the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 11(a), (b), (c), (e), (g), (h) and (l) hereof, as applicable, and the provisions of Section 7, Section 9, Section 10, Section 13 and Section 14 hereof with respect to the Common Stock shall apply on like terms to any such other shares.

(g)    Unless the Corporation shall have exercised its election as provided in Section 11(h) hereof, upon each adjustment of the Purchase Price as a result of the calculations made in Section 11(b) and Section 11(c) hereof, each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest ten-thousandth (1/10,000) of a share) obtained by (i) multiplying (A) the number of shares of Common Stock covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(h)    The Corporation may elect on or after the date of any adjustment of the Purchase Price or any adjustment made to the number of shares of Common Stock for which a Right might be exercised pursuant to Section 11(a)(i), Section 11(b) or Section 11(c) hereof to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth (1/10,000)) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Corporation shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(h), the Corporation shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment or, at the option of the Corporation, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Corporation, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed, delivered and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(i)    Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Common Stock that were expressed in the initial Right Certificates issued hereunder without effect on the Purchase Price payable to exercise a Right or the number of shares of Common Stock issuable upon the exercise of a Right as provided herein.

(j)    Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the Common Stock issuable upon exercise of the Rights, the Corporation shall take any corporate action that may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock or other such shares at such adjusted Purchase Price.

(k)    In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Corporation may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Common Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise over and above the Common Stock and other capital stock or securities of the Corporation, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

(l)    Notwithstanding anything in this Section 11 to the contrary, the Corporation shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board in its sole discretion shall determine to be advisable in order that any (i) consolidation or subdivision of the Common Stock, (ii) issuance wholly for cash of any Common Stock at less than the current market price, (iii) issuance wholly for cash of Common Stock or securities that by their terms are convertible into or exchangeable for Common Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in Section 11(b) hereof, hereafter made by the Corporation to holders of its Common Stock shall not be taxable to such stockholders.

(m)    The Corporation agrees that, after the earlier of the Distribution Date or the Stock Acquisition Date, it shall not, except as permitted by Section 23, Section 24 or Section 27 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or eliminate the benefits intended to be afforded by the Rights.

(n)    The failure by the Board to declare a Person to be an Acquiring Person following such Person becoming the Beneficial Owner of fifteen percent (15%) or more of the shares of Common Stock then outstanding shall not imply that such Person is not an Acquiring Person or limit the Board’s right at any time in the future to declare such Person to be an Acquiring Person.

Section 12    Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment or change is made as provided in Section 11 and Section 13 hereof, the Corporation shall promptly (a) prepare a certificate setting forth such adjustment, including, but not limited to, the adjusted Purchase Price and a brief, reasonably detailed statement of the facts, computations and methodology accounting for such adjustment or change, (b) file with the Rights Agent and with each transfer agent for the Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or if prior to the Distribution Date, to each holder of a Right) in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment or change or statement therein contained and shall have no duty or liability with respect thereto, and shall not be deemed to have knowledge of any adjustment or change unless and until it shall have received such certificate.

Section 13    Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a)    In the event, directly or indirectly, at any time after a Person has become an Acquiring Person:

(i)    the Corporation shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(m)), and the Corporation shall not be the continuing or surviving corporation of such consolidation or merger,

(ii)    any Person (other than a Subsidiary of the Corporation in a transaction that complies with Section 11(m)) shall consolidate with, or merge with or into, the Corporation, and the Corporation shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding Common Stock held by existing stockholders of the Corporation shall be changed into or exchanged for stock or other securities of any Person (including the Corporation) or cash or any other property, or

(iii)    the Corporation shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, or earning power aggregating more than 50% of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Corporation or any Subsidiary of the Corporation in one or more transactions each of which complies with Section 11(n)), then, and in each such case, proper provision shall be made so that: (A) each holder of a Right, except as otherwise provided herein, shall thereafter have the right to receive, upon the exercise of such Right at the then current Purchase Price multiplied by the number of shares of Common Stock for which a Right is then exercisable, in accordance with the terms of this Agreement, and in lieu of Common Stock, such number of shares of Common Stock of such other Person (including the Corporation as successor thereto or as the surviving corporation) for which such Right was exercisable immediately before the occurrence of such Section 13 Event, such number of whole validly authorized and issued, fully paid, non-assessable and freely tradable Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of shares of Common Stock for which a Right is then exercisable immediately before the occurrence of such Section 13 Event (or, if an event described in Section 11(a)(ii) has occurred before the first occurrence of a Section 13 Event, multiplying a number equal to shares of Common Stock for which a Right is then exercisable immediately before the occurrence of an event described in Section 11(a)(ii) by the Purchase Price in effect immediately before such occurrence), and (2) dividing that product by fifty percent (50%) of the then current per share market price of the Common Stock (determined pursuant to Section 11(d)) of such Principal Party on the day of consummation of such Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Corporation pursuant to this Agreement; (C) the term “Corporation” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 13 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

(b)    “Principal Party” shall mean (i) in the case of any transaction described in Section 13(a)(i) or Section 13(a)(ii), the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation, and (ii) in the case of any transaction described in Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case, (A) if the Common Stock of such Person are not at such time and have not been continuously over the preceding 12 month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which are and have been so registered, “Principal Party” shall refer to such other Person; and (B) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stock of two or more of which are and have been so registered, “Principal Party” shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

(c)    The Corporation shall not consummate any such transaction constituting a Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Corporation and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and Section 13(b) and further providing that, as soon as practicable after the date of consummation of any transaction constituting a Section 13 Event, the Principal Party shall (A) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and shall use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Securities Act) until the Final Expiration Date, (B) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate, and (C) shall deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d)    The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that a Section 13 Event shall occur at any time after the occurrence of an event described in Section 11(a)(ii), the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

Section 14    Fractional Rights and Fractional Shares.

(a)    The Corporation shall not be required to issue fractions of Rights or to distribute Right Certificates that evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board shall be used.

(b)    The Corporation shall not be required to issue fractional interests in shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional interests in shares of Common Stock. In lieu of fractional interests in shares of Common Stock, the Corporation shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value a share of Common Stock. For the purposes of this Section 14(b), the current market value of the Common Stock shall be the closing price of the Common Stock (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.

(c)    Except as otherwise expressly provided herein, the holder of a Right by the acceptance of the Right expressly waives such holder’s right to receive any fractional Rights or any fractional shares upon exercise of a Right.

(d)    Whenever a payment for fractional Rights or fractional shares is to be made by the Rights Agent, the Corporation shall (i) promptly prepare and deliver to the Rights Agent a certificate setting forth in reasonable detail the facts related to such payments and the prices and formulas utilized in calculating such payments, and (ii) provide sufficient monies to the Rights Agent in the form of fully collected funds to make such payments. The Rights Agent shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and will not be deemed to have knowledge of, any payment for fractional Rights or fractional shares under any section of this Agreement relating to the payment of fractional Rights or fractional shares unless and until the Rights Agent shall have received such a certificate and sufficient monies.

Section 15    Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 and any other Section hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder’s own behalf and for such holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Corporation to enforce, or otherwise act in respect of, such holder’s right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach by the Corporation of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations by the Corporation of the obligations of any Person subject to, this Agreement. Notwithstanding anything in this Agreement to the contrary, neither the Corporation nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment decree or ruling (whether interlocutory or final) issued by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Corporation must use reasonable efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 16    Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Corporation and the Rights Agent and with every other holder of a Right that:

(a)    prior to the Distribution Date, the Rights shall be transferable only in connection with the transfer of the Common Stock;

(b)    after the Distribution Date, the Right Certificates are transferable (subject to the provisions of this Agreement) only on the registry books of the Rights Agent if surrendered at the designated office of the Rights Agent, pursuant to Section 26, duly endorsed or accompanied by a proper instrument of transfer along with a signature guarantee and such other and further documentation as the Rights Agent may require; and

(c)    the Corporation and the Rights Agent may deem and treat the Person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Stock certificate made by anyone other than the Corporation or the Rights Agent) for all purposes whatsoever, and neither the Corporation nor the Rights Agent shall be affected by any notice to the contrary.

Section 17    Right Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Common Stock or interests therein or any other securities of the Corporation that may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18    Concerning the Rights Agent. The Corporation agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses, counsel fees and expenses and other disbursements incurred in the preparation, negotiation, delivery, amendment, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including but not limited to, any taxes or charges imposed as a result of the action taken by it hereunder. The Corporation also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, damage, judgment, fine, penalty, claim, demand, settlement, cost or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for any action taken, suffered or omitted to be taken by the Rights Agent in connection with the acceptance, administration, exercise and performance of its duties under this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The Rights Agent shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted to be taken by it in connection with its acceptance and administration of this Agreement and the exercise and performance of its duties hereunder (subject to Section 20(c)), in reliance upon any Right Certificate or certificate for the Common Stock or for other securities of the Corporation, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel. The Rights Agent shall not be deemed to have any knowledge of any event of which it was supposed to receive notice thereof hereunder, and the Rights Agent shall be fully protected and shall incur no liability for failing to take any action in connection therewith, unless and until it has received such notice in writing.

Section 19    Merger or Consolidation or Change of Name of Rights Agent.

(a)    Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer, corporate trust or shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement and any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b)    In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20    Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Corporation and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a)    The Rights Agent may consult with legal counsel (who may be legal counsel for the Corporation), and the advice or opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted to be taken by it in good faith and in accordance with such advice or opinion.

(b)    Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Corporation prior to taking, suffering or omitting to take any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chief Executive Officer, Chief Financial Officer or Corporate Secretary of the Corporation and delivered to the Rights Agent; and such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted to be taken in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c)    The Rights Agent shall be liable hereunder to the Corporation and any other Person only for its own gross negligence, bad faith or willful misconduct.

(d)    The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Corporation only.

(e)    The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it have any liability therefore or be responsible for any breach by the Corporation of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it have any liability for, nor be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 11(a)(ii) hereof) or any change or adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, Section 11, Section 13, Section 23 or Section 24 hereof, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate pursuant to Section 12, upon which the Rights Agent may rely, thereof describing such change or adjustment and stating that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock to be issued pursuant to this Agreement or any Right Certificate or as to whether any Common Stock shall, when issued, be validly authorized and issued, fully paid and nonassessable.

(f)    The Corporation agrees it shall perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g)    The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties from the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Corporate Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Corporation, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for or in respect of any action taken, suffered or omitted to be taken by it in good faith in accordance with instructions of any such officers.

(h)    The Rights Agent and any stockholder, Affiliate, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Corporation or become pecuniarily interested in any transaction in which the Corporation may be interested, or contract with or lend money to the Corporation or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Corporation or for any other Person.

(i)    The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself (through its directors, officers and employees) or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Corporation or any other Person resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

(j)    No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that the repayment of such funds or adequate indemnification against such risk or liability is not assured to it.

(k)    If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate contained in the form of assignment or the form of election to purchase set forth on the reverse thereof, as the case may be, has either not been properly completed, not executed or indicates an affirmative response to any clause thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Corporation.

Section 21    Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days’ notice in writing mailed to the Corporation and, at the Corporation’s expense, to each transfer agent of the Common Stock and to the holders of the Right Certificates by first class mail. The Corporation may remove the Rights Agent or any successor Rights Agent upon thirty (30) days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Right Certificates by first class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Corporation shall appoint a successor to the Rights Agent. If the Corporation shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (which holder shall, with such notice, submit its, his or her Right Certificate for inspection by the Corporation), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Corporation or by such a court, shall be (a) a Person organized and doing business under the laws of the United States or any state thereof (so long as such Person is authorized to do business as a banking institution in the State of New York), which is authorized under such laws to exercise corporate trust or stock transfer powers or conduct a shareholder services business and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least fifty million dollars ($50,000,000.00) or (b) an Affiliate of such Person described in clause (a). After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Corporation shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent for the Common Stock, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22    Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Corporation may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Stock on or following the Distribution Date and prior to the earlier of the Redemption Date, the Final Expiration Date or one year from the date hereof if approval of the Agreement by the Corporation’s stockholders has not been received prior to such time, the Corporation (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities, notes or debentures issued by the Corporation, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Right Certificate shall be issued if, and to the extent that, the Corporation shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Corporation or the Person to whom such Right Certificate would be issued, (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) no such Right Certificate shall be issued to an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Section 23    Redemption and Termination.

(a)    The Board may, at its option, at any time prior to the earlier of (i) the Distribution Date, (ii) the Final Expiration Date, or (iii) one year from the date of this Agreement if approval of this Agreement by the Corporation’s stockholders has not been received prior to such time, redeem all but not less than all the then outstanding Rights at a redemption price of one-tenth of one cent ($0.001) per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish. The Corporation may, at its option, pay the Redemption Price in any form of consideration deemed appropriate by the Board.

(b)    Immediately upon the action of the Board ordering the redemption of the Rights pursuant to Section 23(a) (or at such later time as the Board may establish for the effectiveness of such redemption), and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights will be to receive the Redemption Price. The Corporation shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within ten (10) days after such action of the Board ordering the redemption of the Rights pursuant to Section 23(a) hereof (or at such later time as the Board may establish for the effectiveness of such redemption), the Corporation shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or on the registry books of the transfer agent for the Common Stock. Any notice that is mailed in the manner herein provided will be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price shall be made. The failure to give notice required by this Section 23(b) or any deficit therein shall not affect the validity of the action taken by the Corporation.

(c)    In the case of a redemption under Section 23(a) hereof, the Corporation may, at its option, discharge all of its obligations with respect to the Rights by (i) issuing a press release announcing the manner of redemption of the Rights and (ii) mailing payment of the Redemption Price to the registered holders of the Rights at their last addresses as they appear on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent of the Common Stock, and upon such action, all outstanding Right Certificates shall be void without any further action by the Corporation.

Section 24    Exchange.

(a)    The Board may, at its sole option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which will not include Rights that have become null and void pursuant to the provisions of Section 11(a)(ii) hereof) for Common Stock or Common Stock equivalents, or any combination thereof, at an exchange ratio of one share of Common Stock or such Common Stock equivalents or units representing fractions thereof as would be deemed to have the same value as one share of Common Stock, per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than the Corporation, any Subsidiary of the Corporation, any employee benefit plan of the Corporation or any such Subsidiary or any entity holding Common Stock for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person and any other Person Acting Jointly or in Concert with such Person, becomes the Beneficial Owner of seventy-five percent (75%) or more of the Common Stock then outstanding.

(b)    Immediately upon the effectiveness of the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock and/or Common Stock equivalents equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Corporation shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Corporation shall promptly mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Stock and/or Common Stock equivalents for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.

(c)    In the event that there shall not be sufficient Common Stock issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Corporation shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights.

(d)    The Corporation shall not be required to issue fractions of shares of Common Stock or to distribute certificates that evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Corporation shall pay to the registered holders of the Right Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole share of Common Stock. For the purposes of this paragraph (d), the current market value of a whole share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24 and the value of any Common Stock equivalent shall be deemed to have the same value as the Common Stock on such date.

Section 25    Notice of Certain Events.

(a)    In case the Corporation shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular quarterly cash dividend), (ii) to offer to the holders of its Common Stock rights or warrants to subscribe for or to purchase any additional Common Stock or shares of stock of any class or any other securities, rights or options, (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding Common Stock), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of fifty percent (50%) or more of the assets or earning power of the Corporation and its Subsidiaries (taken as a whole) to, any other Person, or (v) to effect the liquidation, dissolution or winding up of the Corporation, then, in each such case, the Corporation shall give to each holder of a Right Certificate and the Rights Agent, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least ten (10) days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any such other action, at least ten (10) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Stock and/or Common Stock, whichever shall be earlier.

(b)    In case an event set forth in Section 11(a)(ii) hereof shall occur, then the Corporation shall as soon as practicable thereafter give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe the event and the consequences of such event to holders of Rights under Section 11(a)(ii) hereof.

(c)    The failure to give notice required by this Section 25 or any deficit therein shall not affect the validity of the action taken by the Corporation or the vote upon any such action.

Section 26    Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Corporation, shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Manning & Napier, Inc.

290 Woodcliff Drive

Fairport, New York 14450

Attn: General Counsel & Corporate Secretary

TEL: (585) 325-6880 x8348

Email: sturner@manning-napier.com

with a copy to:

Harter Secrest & Emery LLP

1600 Bausch & Lomb Place

Rochester, New York 14604-2711

Attn: Alexander R. McClean, Esq.

TEL: (585) 231-1248

Email: amcclean@hselaw.com

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Corporation or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Corporation) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, New York 11219

Attn: Corporate Trust Department

Notices or demands authorized by this Agreement to be given or made by the Corporation or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Corporation.

Section 27    Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Stock that would, if consummated, result in such Person (together with its Affiliates, Associates and any Person Acting Jointly or in Concert with such Person) beneficially owning fifteen percent (15%) or more of the then-outstanding Common Stock (a “Requesting Person”) may, prior to becoming an Acquiring Person and in accordance with this Section 27, request that the Board grant an exemption with respect to such acquisition under this Agreement so that such acquisition would be deemed to be an Exempt Transaction for purposes of this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and will be delivered by registered mail, return receipt requested, to the Corporate Secretary of the Corporation at the principal executive office of the Corporation. To be in proper form, an Exemption Request will set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of shares of Common Stock then beneficially owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person and any Person Acting Jointly or in Concert with the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Stock aggregating fifteen percent (15%) or more of the then outstanding Common Stock and the maximum number and percentage of shares of Common Stock that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided, that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Board shall only grant an exemption in response to an Exemption Request if the Board determines in its sole discretion that the acquisition of Beneficial Ownership of Common Stock by the Requesting Person shall not harm or result in the unfair or unequal treatment of the holders of Common Stock. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it shall not acquire Beneficial Ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the holders of Common Stock. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Corporation shall maintain the confidentiality of such Exemption Request and the Board’s determination with respect thereto.

Section 28    Supplements and Amendments. The Corporation may, at any time prior to the Distribution Date, by resolution of its Board, from time to time supplement or amend any provision of this Agreement in any manner which the Corporation may deem necessary or desirable without the approval of any holders of the Rights. From and after the Distribution Date, this Agreement may be amended by the Board in any manner which would not adversely affect the interests of any of the holders of Right Certificates (other than an Acquiring Person or an Affiliate, Associate or Person Acting Jointly or in Concert thereof) without the approval of any holders of Right Certificates. Upon the delivery of a certificate from an executive officer of the Corporation and if requested by the Rights Agent, an opinion of counsel, which states that the proposed supplement or amendment is in compliance with the terms of this Section 28, the Rights Agent shall execute such supplement or amendment. Notwithstanding any other provision hereof, the Rights Agent’s consent must be obtained regarding any amendment or supplement pursuant to this Section 28 which alters the Rights Agent’s rights or duties, which consent shall not be unreasonably withheld.

Section 29    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Corporation or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 30    Determinations and Actions by the Board. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Corporation, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (B) below, all omissions with respect to the foregoing) that are done or made by the Board in good faith, shall (A) be final, conclusive and binding on the Corporation, the Rights Agent, the holders of the Rights and all other Persons and (B) not subject the Board to any liability to the holders of the Rights.

Section 31    Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Corporation, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Stock).

Section 32    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that if such excluded term, provision, covenant or restriction shall affect the rights, immunities, duties or obligations of the Rights Agent, the Rights Agent shall be entitled to resign immediately. Notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and will not expire until the Close of Business on the tenth day following the date of such determination by the Board.

Section 33    Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of Delaware applicable to contracts to be made and performed entirely within Delaware; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such state.

Section 34    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. This Agreement shall be effective as of the Close of Business as of the date of this Agreement.

Section 35    Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

Section 36    Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

MANNING & NAPIER, INC.

By:	/s/ Marc Mayer
Name:	Marc Mayer
Title:	Chief Executive Officer

ATTEST:

By:	/s/ Sarah C. Turner
Name:	Sarah C. Turner
Title:	Corporate Secretary

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:	/s/ Michael Legregin
Name:	Michael Legregin
Title:	Senior Vice President

EXHIBIT A

FORM OF RIGHT CERTIFICATE

CERTIFICATE NO. R-	RIGHTS

NOT EXERCISABLE AFTER APRIL 14, 2023 OR SUCH EARLIER DATE, IF NOTICE OF REDEMPTION OR EXCHANGE IS PROVIDED. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT ONE TENTH OF ONE CENT ($0.001) PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. ANY RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OR PERSON ACTING JOINTLY OR IN CONCERT THEREOF OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

RIGHT CERTIFICATE

MANNING & NAPIER, INC.

This certifies that                                                  , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of April 14, 2020, as the same may be amended from time to time (the “Rights Agreement”), between MANNING & NAPIER, INC., a Delaware corporation (the “Corporation”), and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, a New York limited liability trust company, as rights agent (the “Rights Agent”), to purchase from the Corporation at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m., New York City time, on April 14, 2023 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid non-assessable share of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of the Corporation, at a purchase price of $12.00 per share of Common Stock (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require.

The number of Rights evidenced by this Right Certificate (and the number of shares of Common Stock that may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number of shares and Purchase Price as of April 14, 2020 based on the Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of shares of Common Stock (or other securities or property), which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

Capitalized terms used herein without definition will have the meaning given them in the Rights Agreement.

If the Rights evidenced by this Right Certificate are at any time Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any other Person Acting Jointly or in Concert with such Acquiring Person (as such terms are defined in the Rights Agreement), such Rights will be null and void and nontransferable and the holder of any such Rights (including any purported transferee or subsequent holder) will not have any right to exercise or transfer any such Right.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which the Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Corporation. The Corporation will mail to the holder of this Right Certificate a copy of the Rights Agreement without charge after receipt of a written request therefor.

This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, along with a signature guarantee and such other and further documentation as the Rights Agent may reasonably require, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Right Certificate or Right Certificates surrendered will have entitled such holder to purchase. If this Right Certificate will be exercised in part, the holder will be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be, and under certain circumstances are required to be, redeemed by the Corporation at a redemption price of one tenth of one cent ($0.001) per Right or (ii) may be exchanged in whole or in part for shares of Common Stock.

No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate will have been exercised as provided in the Rights Agreement.

This Right Certificate will not be valid or obligatory for any purpose until it will have been countersigned by the Rights Agent.

IN WITNESS WHEREOF, the proper officers of the Corporation have duly executed this Right Certificate as of                                         .

MANNING & NAPIER, INC.

By:		By:
Name:	Marc Mayer	Name:	Paul J. Battaglia
Title:	Chief Executive Officer	Title:	Chief Financial Officer

ATTEST:

By:
Name:	Sarah C. Turner
Title:	Corporate Secretary

COUNTERSIGNED:

American Stock Transfer & Trust Company, LLC

By:
Name:
Title

FORM OF REVERSE SIDE OF RIGHT CERTIFICATE

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate)

FOR VALUE RECEIVED                      hereby sells, assigns and transfers unto

(PLEASE PRINT NAME AND ADDRESS OF TRANSFEREE)

                 Rights represented by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                               Attorney, to transfer the within Right Certificate on the books of Manning & Napier, Inc. with full power of substitution.

In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Corporation and the Rights Agent will deem the Beneficial Owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Dated:

Name:

Signature Guarantee:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate or any Person Acting Jointly or in Concert thereof (as defined in the Rights Agreement).

Name:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

(3)    that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof.

Dated:

Name:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Right Certificate)

To:	MANNING & NAPIER, INC.

The undersigned hereby irrevocably elects to exercise                  Rights represented by this Right Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights and requests that certificates for such shares of Common Stock be issued in the name of:

(PLEASE PRINT NAME AND ADDRESS)

(PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

(PLEASE PRINT NAME AND ADDRESS)

(PLEASE INSERT SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER)

Dated:

Name:

Signature Guarantee:

Signatures must be guaranteed by a bank, trust company, broker, dealer or other eligible institution participating in a recognized signature guarantee medallion program.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an Acquiring Person or an Affiliate or Associate or any Person Acting Jointly or in Concert thereof (as defined in the Rights Agreement).

Name:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1)    this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2)    after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person;

(3)    that the Rights evidenced by this Right Certificate are not Beneficially Owned by an Acquiring Person or an Affiliate or Associate thereof.

Dated:

Name:

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

SUMMARY OF RIGHTS TO PURCHASE

COMMON STOCK

ANY RIGHTS BENEFICIALLY OWNED BY OR TRANSFERRED TO AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OR ANY PERSON ACTING JOINTLY OR IN CONCERT THEREOF OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.

1.    IN GENERAL. On April 13, 2020, the independent directors of the Board of Directors (the “Board”) of MANNING & NAPIER, INC. (the “Corporation”) declared a dividend distribution of one common stock purchase right (a “Right”) for each outstanding share of common stock, par value one cent ($0.01) per share (the “Common Stock”) of the Corporation outstanding at the close of business on April 24, 2020 (the “Record Date”), each Right representing the right to purchase from the Corporation one (subject to adjustment) share of Common Stock, at a price of twelve dollars ($12.00) per share of Common Stock (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as the same may be amended from time to time (the “Rights Agreement”) dated as of April 14, 2020 between the Corporation and AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, as Rights Agent (the “Rights Agent”).

The Rights Agreement is intended provide all stockholders of the Corporation with the opportunity to benefit from the long-term prospects and value of the Corporation and to ensure that all stockholders of the Corporation receive fair and equal treatment in the event of any proposed takeover of the Corporation.

2.    DISTRIBUTION DATE. Until the Distribution Date (as defined below), the Rights will be evidenced by the Common Stock certificate, or, in the case of Common Stock held in uncertificated form, by the transaction statement or other record of ownership of such Common Stock, and not by separate Rights Certificates (as hereinafter defined). The term “Distribution Date” means the earlier of (a) the close of business on the tenth (10th) business day (any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close) following the first date of public announcement (which, includes, without limitation, a report filed pursuant to section 13(d) of the Exchange Act) by the Corporation or a person or group of affiliated or associated persons or persons acting jointly or in concert with such person or group (with certain exceptions, an “Acquiring Person”) that an Acquiring Person has acquired fifteen percent (15%) or more of the Corporation’s outstanding Common Stock (“Stock Acquisition Date”) or (b) the close of business on the tenth (10th) business day (or such later date as may be determined by the Board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons or persons acting jointly or in concert with such persons of fifteen percent (15%) or more of the Corporation’s outstanding Common Stock. Certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the notional or other number of shares of Common Stock that, pursuant to the documentation evidencing the derivative security, may be acquired upon the exercise or settlement of the applicable security or as the basis upon which the value or settlement amount of such security, or the opportunity of the holder of such derivative security to profit or share in any profit, is to be calculated, in whole or in part, and in any case (or if no such number of shares of Common Stock is specified in such documentation or otherwise) as determined by the Board in good faith to be the number of shares of Common Stock to which the derivative security relates.

3.    TRANSFER OF RIGHTS AND CERTIFICATES. The Rights Agreement provides that, until after the close of business on the Distribution Date, the Rights will be transferred with and only with the Common Stock. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Stock certificates issued after the Record Date upon transfer or new issuance of Common Stock will contain a notation incorporating the Rights Agreement by reference and, with respect to any uncertificated book entry shares issued after the Record Date, proper notice will be provided that incorporates the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Stock (or book entry shares of Common Stock) outstanding as of the Record Date, even without such notation or a copy of a summary of rights being attached thereto (or such notice, in the case of book entry shares), will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate or book entry shares, as the case may be. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the “Right Certificates”) will be mailed to (or credited to the account of) holders of record of the Common Stock as of the close of business on the Distribution Date, and such separate Right Certificates alone will evidence the Rights.

4.    EXERCISE PERIOD. The Rights are not exercisable until the Distribution Date. The Rights will expire on the Final Expiration Date, unless the Final Expiration Date is extended, or the Rights are earlier redeemed or exchanged by the Corporation or if one year from the date of the Rights Agreement if approval of the Rights Agreement by the Corporation’s stockholders has not been received prior to such time. The term “Final Expiration Date” is defined in the Rights Agreement and generally means April 14, 2023.

5.     ADJUSTMENTS.

(a) The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights, and the number of Rights outstanding, are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) upon the grant to holders of the Common Stock of certain rights or warrants to subscribe for or purchase Common Stock at a price, or securities convertible into Common Stock with a conversion price, less than the then current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends paid out of earnings or retained earnings or dividends payable in Common Stock) or of subscription rights or warrants (other than those referred to above).

(b) With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one percent (1%) in such Purchase

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Price. No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

6.    EXERCISE OF RIGHTS FOR COMMON STOCK. In the event that any Person becomes an Acquiring Person, the Board may, at its option, provide that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be null and void), will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two times the purchase price of the Right. Alternatively, the Corporation may issue or pay cash, property, other securities, or any combination thereof (“Common Stock Equivalents”) having an aggregate value equal to the shares of Common Stock that would otherwise have been issuable on exercise of a Right. In the event that the Corporation is acquired in a merger or other business combination transaction or fifty percent (50%) or more of its consolidated assets or earning power is sold, proper provision will be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current purchase price of the Right, that number of shares of common stock of the acquiring corporation that at the time of such transaction will have a market value of two (2) times the purchase price of the Right. In the event that there is not sufficient authorized but unissued shares of Common Stock or treasury shares to permit the exercise in full of the Rights, the Corporation is obligated to take all action as may be necessary to authorize additional Common Stock for issuance upon exercise of the Rights, or the Corporation may pay cash and/or other securities equal to the Purchase Price per Right.

7.    REDEMPTION OF RIGHTS. At any time prior to (i) the Distribution Date, (ii) the Final Expiration Date or (iii) one year from the date of the Rights Agreement if approval of the Rights Agreement has not been received from the Corporation’s stockholders prior to such time, the Board may redeem the Rights in whole, but not in part, at a price of one tenth of one cent ($0.001) per Right (the “Redemption Price”). Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price.

8.    AMENDMENTS. At any time prior to the Distribution Date, the terms of the Rights may be amended by the Board without the consent of the holders of the Rights. From and after the Distribution Date, the Rights Agreement may be amended by the Board in any manner which would not adversely affect the interests of the any of the holders of the Right Certificates (other than an Acquiring Person or an affiliate, associate or Person acting jointly or in concert thereof) without the approval of any holders of Right Certificates.

9.    RIGHTS PRIOR TO EXERCISE. Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Corporation, including, without limitation, the right to vote or to receive dividends.

10.    DOCUMENTS AND EFFECT OF THIS SUMMARY. A copy of the Rights Agreement has been filed with the Securities and Exchange Commission on April 14, 2020 as an exhibit to a Current Report on Form 8-K. A copy of the Rights Agreement is available free of charge from the Corporation. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is hereby incorporated herein by reference.

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